UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 10, 2017

RICH UNCLES NNN REIT, INC.

(Exact name of registrant as specified in its charter)

California	333-205684	47-4156046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3080 Bristol Street, Suite 550, Costa Mesa, CA 92626

(Address of principal executive offices) (Zip Code)

(855) 742-4862

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Distributions Paid

On February 10, 2017, Rich Uncles NNN REIT, Inc. (the “Company”) announced the payment of distributions based on daily record dates for the period from January 1, 2017 through January 31, 2017.  Investors may choose to receive cash distributions or purchase additional shares through the Company’s dividend reinvestment plan.

Distributions for this period were calculated based on stockholders of record each day during this period at a rate of $0.0018817 per share per day and equal a daily amount that, if paid each day for a 365-day period, would equal a 7% annualized rate based on the $10.00 value per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2017	RICH UNCLES NNN REIT, INC.

	By	/s/ JEAN HO
Jean Ho
Chief Financial Officer